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BlackRock Funds (the "Registrant"): BlackRock Advantage Emerging Markets Fund
(the "Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to the Fund filed with the Commonwealth of Massachusetts.

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                                                                EXHIBIT 77Q1(A)

                              BLACKROCK FUNDS/SM/

                       (A MASSACHUSETTS BUSINESS TRUST)

                   CERTIFICATION OF CLASSIFICATION OF SHARES

   The undersigned, Secretary of the BlackRock Funds/SM /(the "Trust"), does hereby certify to the following:

   That, at a meeting of the Board of Trustees of the Trust on March 23, 2017, the Trustees of the Trust by resolution approved: (i) a change in the supplementary designation of the class with the alphabetical designation DD from BlackRock Flexible Equity Fund to BlackRock Advantage Large Cap Growth Fund; (ii) a change in the supplementary designation of the class with the alphabetical designation HH from BlackRock International Opportunities Portfolio to BlackRock International Dividend Fund; (iii) a change in the supplementary designation of the class with the alphabetical designation II from BlackRock U.S. Opportunities Portfolio to BlackRock High Equity Income Fund; (iv) a change in the supplementary designation of the class with the alphabetical designation III from BlackRock Global Opportunities Portfolio to BlackRock Advantage International Fund; and (v) a change in the supplementary designation of the class with the alphabetical designation DDDD from BlackRock Emerging Markets Long/Short Equity Fund to BlackRock Advantage Emerging Markets Fund; in each case effective as of the date on which the amendment to the Trust's Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933, incorporating the name change, becomes effective.

                          [SIGNATURE PAGE TO FOLLOW]

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          Witness my hand and seal this 5th day of June, 2017.

                                                         /s/ Benjamin Archibald
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                                                           Benjamin Archibald
                                                               Secretary